Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 400 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, Chief Financial Officer
(630) 875-7283
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		EVP, Corporate Secretary
(630) 875-7345
www.firstmidwest.com
FIRST MIDWEST REPORTS SECOND QUARTER RESULTS
2nd QUARTER 2004 HIGHLIGHTS:
*	EPS of $.53, up 3.9% as compared to 1st quarter 2004
*	ROE of 19.2% vs. 19.4% in 2nd Quarter 2003
*	Efficiency Ratio of 49.9%, Improved as Compared to 50.5% in 1st Quarter 2004
*	Total Assets Up 5.9% Compared to 2nd Quarter 2003
*	Commercial Loan Demand Strengthening

ITASCA, IL, JULY 21, 2004 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today reported net income for second quarter ended June 30, 2004 of $24.7 million, or $0.53 per diluted share. This represented an increase of 3.9% per diluted share as compared to 2004's first quarter of $24.0 million, or $0.51 per diluted share, and approximated 2003's second quarter earnings of $24.6 million and $0.53 per diluted share. First Midwest's 2004 second quarter performance improved 6.25% as compared to second quarter 2003 after excluding from both periods, the impact of security gains and debt extinguishment losses on performance. This second quarter 2004 performance resulted in an annualized return on average assets of 1.44%, as compared to 1.59% for second quarter 2003, and an annualized return on average equity of 19.17%, as compared to 19.40% for second quarter 2003.

For the first six months of 2004, net income increased 3.0% on a per diluted share basis to $48.7 million, or $1.04 per diluted share, as compared to 2003's like period of $47.4 million, or $1.01 per diluted share. Diluted earnings per share for the first six months of 2004 increased 6.25% from the same period in 2003 after excluding security gains and debt extinguishment losses in 2004 and 2003, and CoVest integration costs in 2004.

"We are pleased with our performance in the second quarter, as our balance sheet is positioned to take advantage of the transition to a higher rate environment," First Midwest President and Chief Executive Officer John O'Meara said. "We should be able to capitalize on opportunities presented by the changing environment, including rising interest rates and their implications for our securities portfolio and net interest margin. We are also encouraged by favorable trends in corporate loan growth, trust revenues and expense control, and we remain optimistic about continued, low charge-off levels."

As a result, First Midwest expects full year 2004 diluted earnings per share in the range of $2.14 to $2.18, representing growth over full year 2003 in the range of 9% to 11%.

Net Interest Margin

First Midwest's net interest income increased 6.5% to $56.0 million for second quarter 2004 as compared to $52.6 million for 2003's second quarter. This increase resulted from earning assets growth of $666.9 million from second quarter 2003, primarily due to the acquisition of CoVest on December 31, 2003. Net interest margin for second quarter 2004 was 3.81%, down from 4.01% for second quarter 2003 and 3.97% on a linked-quarter basis. The margin contraction from first quarter 2004 to second quarter 2004 resulted from the continued repricing o f earning assets in the low rate environment and the impact of increased prepayments on mortgage-backed securities.

Loan Growth and Funding

First Midwest's total loans of $4.2 billion at June 30, 2004 were 19.3% higher than at June 30, 2003 and 2.8% higher than at December 31, 2003. The growth from second quarter 2003 was due primarily to the acquisition of $531 million in loans from CoVest on December 31, 2003. On a linked-quarter basis, total loans increased 1.4% as commercial, agricultural, real estate construction and indirect consumer loan categories experienced growth. Commercial loan growth remained favorable, as commercial loans outstanding as of June 30, 2004 increased by 4.4%, or 17.6% annualized, compared to March 31, 2004.

First Midwest remains optimistic about the prospects for commercial and commercial real estate loan growth for 2004. The pipeline of loan proposals under review by First Midwest continues to be up significantly compared with 2003.

Total average deposits for second quarter 2004 increased 14.5% from second quarter 2003 and 3.0% on a linked-quarter basis. The increase from second quarter 2003 is primarily attributed to deposits obtained through the acquisition of CoVest while increase from first quarter 2004 reflects the seasonal impact of higher public fund deposit levels.

Noninterest Income and Expense

First Midwest's total noninterest income for second quarter 2004 was $19.1 million as compared to $21.2 million for second quarter 2003. Excluding certain transactions, noninterest income levels were relatively unchanged in comparison to 2003. In second quarter 2004, these transactions included security gains totaling $2.7 million and offsetting losses of $1.4 million from the early retirement of Federal Home Loan Bank advances, while in second quarter 2003, these transactions included $3.3 million in security gains. In comparison to second quarter 2003 noninterest income in second quarter 2004 reflected improved trust income, card-based revenues and loan-related fees, which were offset by the impact of lower investment product and mortgage-related commission revenue.

Total noninterest expense for second quarter 2004 increased $2.0 million to $40.0 million, an increase of 5.3% from second quarter 2003. This increase was largely the result of additional expenses associated with operating the CoVest franchise, including employee-related expense and net occupancy and equipment costs as well as $491,000 of CoVest core deposit intangible amortization. The integration of CoVest into First Midwest's operation and data processing systems has been fully completed, with all cost reductions being fully realized. First Midwest's efficiency ratio was 49.9% for second quarter 2004, unchanged from second quarter 2003 and improved from 50.5% for first quarter 2004.

Credit Quality

Nonperforming assets totaled $29.2 million as of June 30, 2004, up from $23.5 million as of March 31, 2004 and approximating the $28.9 million as of December 31, 2003. The increase in nonperforming assets from first to second quarter 2004 primarily represents two commercial credits transferred to nonaccruing status. Approximately one third of the total nonperforming assets as of June 30, 2004, originated from the $531 million CoVest loan portfolio purchased on December 31, 2003.

At June 30, 2004, nonperforming loans represented 0.59% of loans, compared with 0.45% at March 31, 2004 and 0.57% at December 31, 2003. Loans past due 90 days and still accruing totaled $4.2 million at June 30, 2004, down from $7.0 million as of March 31, 2004 and up from $3.4 million as of December 31, 2003. As of June 30, 2004, loans acquired from CoVest represented nearly 45% of the total loans past due 90 days.

Net charge-offs for second quarter 2004 were 0.23% of average loans as compared to 0.17% for second quarter 2003. Consumer credit costs continue to show improvement, which First Midwest expects to stabilize for the balance of the year. The ratio of the reserve for loan losses to total loans as of June 30, 2004 was 1.36%, while the provision for loan losses exceeded net charge-offs. The reserve for loan losses at June 30, 2004 represented 230% of nonperforming loans.

Capital Management

As of June 30, 2004, First Midwest's Total Risk Based Capital and Tier 1 Risk Based Capital ratios were 11.45% and 10.37%, respectively. The ratios were improved from the Total Risk Based Capital and Tier 1 Risk Based Capital levels of 10.38% and 9.31%, respectively, existent as of June 30, 2003. First Midwest's Tier 1 Leverage Ratio of 7.97% as of June 30, 2004 improved from 6.99% as of June 30, 2003. The improvement in these ratios is largely due to the issuance of $125 million in trust-preferred securities during the fourth quarter of 2003. These ratios all exceeded the regulatory minimum levels to be considered a "well capitalized institution."

During the second quarter of 2004, First Midwest returned to its shareholders $0.22 per share in the form of dividends, up 15.8% from 2003's second quarter dividend of $0.19 per share. In addition, during the first six months of 2004, First Midwest repurchased 162,100 shares of its common stock at an average price of approximately $32.95 per share funded by cash on hand, with no shares being repurchased during the second quarter of 2004. As of June 30, 2004, approximately 1.4 million shares remained under First Midwest's existing repurchase authorization.

About the Company

First Midwest is the premier relationship-based banking franchise in the wealthy and growing suburban Chicago banking markets. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 67 offices located in 49 communities, primarily in northeastern Illinois.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2003 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated July 21, 2004

Operating Highlights	Quarters Ended				Six Months Ended
Unaudited	June 30,				June 30,

(Amounts in thousands except per share data)	2004		2003		2004		2003

Net income	$24,712		$24,647		$48,744		$47,377
Diluted earnings per share	$0.53		$0.53		$1.04		$1.01
Return on average equity	19.17%		19.40%		18.56%		18.90%
Return on average assets	1.44%		1.59%		1.43%		1.56%
Net interest margin	3.81%		4.01%		3.89%		4.03%
Efficiency ratio	49.89%		49.92%		50.21%		49.54%

Balance Sheet Highlights
Unaudited

(Amounts in thousands except per share data)					Jun. 30, 2004		Jun. 30, 2003

Total assets					$6,834,285		$6,455,651
Total loans					4,173,229		3,498,992
Total deposits					4,892,602		4,527,403
Stockholders' equity					506,901		508,004
Book value per share					$10.87		$10.92
Period end shares outstanding					46,632		46,534

Stock Performance Data	Quarters Ended				Six Months Ended
Unaudited	June 30,				June 30,

	2004		2003		2004		2003

Market Price:
Quarter End	$35.21		$28.81		$35.21		$28.81
High	$36.03		$29.87		$36.03		$29.87
Low	$32.33		$25.55		$31.13		$24.89

Quarter end price to book value	3.2	x	2.6	x	3.2	x	2.6	x
Quarter end price to consensus estimated 2004 earnings	16.2	x	N/A		16.2	x	N/A
Dividends declared per share	$0.22		$0.19		$0.44		$0.38

First Midwest Bancorp, Inc.	Press Release Dated July 21, 2004

Condensed Consolidated Statements of Condition
Unaudited (1)	June 30,

(Amounts in thousands)	2004	2003

Assets
Cash and due from banks	$160,501	$194,792
Funds sold and other short-term investments	9,375	20,988
Securities available for sale	2,062,707	2,371,459
Securities held to maturity, at amortized cost	61,679	89,955
Loans	4,173,229	3,498,992
Reserve for loan losses	(56,686)	(49,124)

Net loans	4,116,543	3,449,868

Premises, furniture and equipment	91,477	81,632
Investment in corporate owned life insurance	148,932	143,884
Goodwill and other intangible assets	97,658	35,698
Accrued interest receivable and other assets	85,413	67,375

Total assets	$6,834,285	$6,455,651

Liabilities and Stockholders' Equity
Deposits	$4,892,602	$4,527,403
Borrowed funds	1,250,753	1,312,510
Subordinated debt - trust preferred securities	127,547	-
Accrued interest payable and other liabilities	56,482	107,734

Total liabilities	6,327,384	5,947,647

Common stock	569	569
Additional paid-in capital	66,760	69,924
Retained earnings	678,342	623,848
Accumulated other comprehensive income	(10,543)	44,566
Treasury stock, at cost	(228,227)	(230,903)

Total stockholders' equity	506,901	508,004

Total liabilities and stockholders' equity	$6,834,285	$6,455,651

(1) While unaudited, the Condensed Consolidated Statements of Condition have been prepared in accordance with accounting principles generally accepted in the United States and, as of June 30, 2003, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended June 30, 2004.

First Midwest Bancorp, Inc.	Press Release Dated July 21, 2004

Condensed Consolidated Statements of Income	Quarters Ended		Six Months Ended
Unaudited (1)	June 30,		June 30,

(Amounts in thousands except per share data)	2004	2003	2004	2003

Interest Income
Loans	$54,503	$50,719	$109,148	$101,915
Securities	21,844	22,529	44,488	45,649
Other	198	277	298	526

Total interest income	76,545	73,525	153,934	148,090

Interest Expense
Deposits	13,556	14,208	27,225	29,377
Borrowed funds	4,949	6,673	9,766	13,928
Subordinated debt - trust preferred securities	1,992	-	4,006	-

Total interest expense	20,497	20,881	40,997	43,305

Net interest income	56,048	52,644	112,937	104,785
Provision for Loan Losses	2,405	2,540	4,333	5,070

Net interest income after provision for loan losses	53,643	50,104	108,604	99,715

Noninterest Income
Service charges on deposit accounts	7,041	7,078	13,282	13,359
Trust and investment management fees	3,038	2,768	6,000	5,321
Other service charges, commissions, and fees	3,834	4,265	7,466	7,733
Card-based fees	2,349	2,196	4,495	4,277
Corporate owned life insurance income	1,244	1,226	2,511	2,522
Security gains, net	2,663	3,335	4,602	3,401
(Losses) on early extinguishments of debt	(1,413)	-	(2,653)	-
Other	351	347	789	2,366

Total noninterest income	19,107	21,215	36,492	38,979

Noninterest Expense
Salaries and employee benefits	21,755	21,413	43,871	41,425
Net occupancy expense	3,772	3,633	7,875	7,312
Equipment expenses	2,258	1,893	4,500	3,805
Technology and related costs	2,007	2,514	4,042	4,845
Other	10,185	8,501	19,894	17,405

Total noninterest expense	39,977	37,954	80,182	74,792

Income before taxes	32,773	33,365	64,914	63,902
Income tax expense	8,061	8,718	16,170	16,525

Net Income	$24,712	$24,647	$48,744	$47,377

Diluted Earnings Per Share	$0.53	$0.53	$1.04	$1.01

Dividends Declared Per Share	$0.22	$0.19	$0.44	$0.38

Weighted Average Diluted Shares Outstanding	46,976	46,871	46,964	47,049

  While unaudited, the Condensed Consolidated Statements of Income have been prepared in accordance with accounting principles generally accepted in the United States and, for the quarter and six months ended June 30, 2003, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter and six months ended June 30, 2004.

First Midwest Bancorp, Inc.		Press Release Dated July 21, 2004

Selected Quarterly Data
Unaudited	Year to Date			Quarters Ended

(Amounts in thousands except per share data)	6/30/04	6/30/03	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

Net interest income	$112,937	$104,785	$56,048	$56,889	$52,962	$52,007	$52,644
Provision for loan losses	4,333	5,070	2,405	1,928	3,075	2,660	2,540
Noninterest income	36,492	38,979	19,107	17,385	19,419	15,772	21,215
Noninterest expense	80,182	74,792	39,977	40,205	37,109	37,551	37,954
Net income	48,744	47,377	24,712	24,032	24,199	21,202	24,647
Diluted earnings per share	$1.04	$1.01	$0.53	$0.51	$0.52	$0.45	$0.53
Return on average equity	18.56%	18.90%	19.17%	17.97%	18.59%	16.73%	19.40%
Return on average assets	1.43%	1.56%	1.44%	1.42%	1.54%	1.33%	1.59%
Net interest margin	3.89%	4.03%	3.81%	3.97%	4.01%	3.90%	4.01%
Efficiency ratio	50.21%	49.54%	49.89%	50.53%	45.66%	48.72%	49.92%

Period end shares outstanding	46,632	46,534	46,632	46,537	46,581	46,551	46,534
Book value per share	$10.87	$10.92	$10.87	$11.26	$11.22	$10.94	$10.92
Dividends declared per share	$0.44	$0.38	$0.22	$0.22	$0.22	$0.19	$0.19

Asset Quality
Unaudited	Year to Date		Quarters Ended

(Amounts in thousands)	6/30/04	6/30/03	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

Nonaccrual loans	$24,621	$9,423	$24,621	$18,704	$15,930	$11,442	$9,423
Restructured loans	-	7,328	-	-	7,137	7,219	7,328

Total nonperforming loans	$24,621	$16,751	$24,621	$18,704	$23,067	$18,661	$16,751
Foreclosed real estate	4,602	4,576	4,602	4,779	5,812	3,842	4,576
Loans past due 90 days and still accruing	4,160	5,723	4,160	6,977	3,384	4,806	5,723

Nonperforming loans to loans	0.59%	0.48%	0.59%	0.45%	0.57%	0.53%	0.48%
Nonperforming assets to loans plus foreclosed real estate	0.70%	0.61%	0.70%	0.57%	0.71%	0.64%	0.61%
Reserve for loan losses to loans	1.36%	1.40%	1.36%	1.38%	1.39%	1.41%	1.40%
Reserve for loan losses to nonperforming loans	230%	293%	230%	303%	245%	263%	293%

Provision for loan losses	$4,333	$5,070	$2,405	$1,928	$3,075	$2,660	$2,540
Net loan charge-offs	4,051	3,875	2,347	1,704	3,055	2,620	1,436

Net loan charge-offs to average loans	0.20%	0.23%	0.23%	0.17%	0.35%	0.30%	0.17%